Exhibit 99.1

Blucora Reports First Quarter 2022 Results
DALLAS, TX — May 4, 2022 — Blucora, Inc. (NASDAQ: BCOR), a leading provider of technology-enabled, tax focused financial solutions, today announced financial results for the first quarter ended March 31, 2022.
First Quarter Highlights and Recent Developments
•Grew total revenue over 10% year over year to $307.6 million in Q1 2022.
•TaxAct gained 19bp of market share during the tax season - delivering on our promise at Investor Day.
•Avantax delivered net positive flows for the quarter, first time since Q1 2020.
•Ended the first quarter with total client assets of $86.1 billion, growing percent of advisory assets to 47.5%.
•Advisory assets at the end of the first quarter were $40.9 billion, with $1.2 billion growth in net new advisory assets, the highest ever for the Company.
•Expectation of double-digit top line growth for TaxAct for tax year 2021.

“During our Investor Day in June of last year we shared a number of goals, that when achieved, would signal the positive execution of our strategy. I am happy to report that we have effectively executed on the most critical of these metrics and we feel better positioned than ever to deliver sustainable, profitable growth,” commented Chris Walters, Blucora’s President and Chief Executive Officer. “Despite short-term headwinds associated with volatility in equity markets and an unexpected dip in DIY tax filers this season, we expect to deliver double digit revenue and Adjusted EBITDA growth for the business. This will be driven by market share and ARPU gains in TaxAct, and net positive flows, shifts to higher ROA revenue streams and a rising interest rate environment in Avantax.”
Full Year 2022 Outlook
With the bulk of the tax season now complete, Blucora is providing a consolidated outlook for fiscal 2022, including a revised outlook for the Tax Software segment, for total revenue of between $937.5 and $971.0 million and Adjusted EBITDA between $143.5 and $162.0 million, compared to $885.2 million and $138.5 million, respectively, in fiscal 2021.
Summary Financial Performance: Q1 2022

($ in millions, except per share amounts)	Q1 2022	Q1 2021	Change
Revenue:
Wealth Management	$166.4	$154.5	7.7%
Tax Software	141.2	123.9	14.0%
Total Revenue	$307.6	$278.4	10.5%
Segment Operating Income
Wealth Management	$16.5	$19.4	(14.9)%
Tax Software	58.0	50.9	13.9%
Total Segment Operating Income	$74.5	$70.3	6.0%
Unallocated Corporate-Level General and Administrative Expenses	$(7.3)	$(5.7)	(28.1)%
GAAP:
Operating Income	$45.0	$37.2	21.0%
Net Income	$34.6	$27.6	25.4%
Net Income per share — Diluted	$0.70	$0.56	25.0%
Non-GAAP:
Adjusted EBITDA (1)	$67.2	$64.6	4.0%
Net Income (1)	$52.6	$51.0	3.1%
Net Income per share — Diluted (1)	$1.06	$1.04	1.9%
_________________________
(1)See reconciliations of all non-GAAP to GAAP measures presented in this release in the tables below.

Full Year 2022 Outlook

($ in millions, except per share amounts)	Full Year 2022 Outlook
Wealth Management Revenue	$690.0 - $720.0
Tax Software Revenue	$247.5 - $251.0
Total Revenue	$937.5 - $971.0
Wealth Management Segment Operating Income	$85.0 - $100.0
Tax Software Segment Operating Income	$89.0 - $91.0
Unallocated Corporate-Level General and Administrative Expenses	$30.5 - $29.0
GAAP:
Net Income	$22.5 - $43.5
Net Income per share — Diluted	$0.46 - $0.89
Non-GAAP:
Adjusted EBITDA (1)	$143.5 - $162.0
Non-GAAP Net Income (1)	$81.0 - $100.0
Non-GAAP Net Income per share — Diluted (1)	$1.65 - $2.04
____________________________
(1)See reconciliations of all non-GAAP to GAAP measures presented in this release in the tables below.
Conference Call and Webcast
A conference call and live webcast will be held today at 8:30 a.m. Eastern Time during which the Company will further discuss first quarter results, its outlook for full year 2022, its tax season update, and other business matters. We will also provide supplemental financial information to our results on the Investor Relations section of the Blucora corporate website at www.blucora.com prior to the call. A replay of the call will be available on our website.
About Blucora®
Blucora, Inc. (NASDAQ: BCOR) is a provider of data and technology-driven solutions that empower people to improve their financial wellness. Blucora operates in two segments (i) wealth management, through its Avantax Wealth Management and Avantax Planning Partners brands, with a collective $86 billion in total client assets as of March 31, 2022 and (ii) tax software, through its TaxAct business, a market leader in tax software with over 3 million consumer users and approximately 24,500 professional users in 2021. With integrated tax-focused software and wealth management, Blucora is uniquely positioned to assist our customers in achieving better long-term outcomes via holistic, tax-advantaged solutions. For more information on Blucora, visit www.blucora.com.

Source: Blucora

Blucora Investor Relations
Dee Littrell (972) 870-6463
IR@Blucora.com

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. including without limitation, statements regarding the outlook of Blucora, Inc. (the “Company”) and its segments, expectations regarding net flows for its wealth business, and expectations with respect to the current tax season. Forward-looking statements provide current expectations of future events based on certain assumptions and include any statement that does not directly relate to any historical or current fact. Forward-looking statements can also be identified by words such as “believes,” “estimates,” “should,” “could,” “would,” “plans,” “expects,” “intends,” “anticipates,” “may,” “forecasts,” “future,” “will,” “projects,” “predicts,” “potential,” “continues,” “target,” “outlook,” “guidance,” and similar expressions and variations. Actual results may differ significantly from management’s expectations due to various risks and uncertainties including, but not limited to: our ability to effectively compete within our industries; our ability to attract and retain financial professionals, qualified employees, clients, and customers, as well as our ability to provide strong customer/client service; the impact of the COVID-19 pandemic on our results of operations and our business, including the impact of the resulting economic and market disruption, the extension of tax filing deadlines and other related government actions; our future capital requirements and the availability of financing, if necessary; our ability to meet our current and future debt service obligations, including our ability to maintain compliance with our debt covenants; any downgrade of the Company’s credit ratings; our ability to generate strong performance for our clients and the impact of the financial markets on our clients’ portfolios; the impact of new or changing legislation and regulations (or interpretations thereof) on our business, including our ability to successfully address and comply with such legislation and regulations (or interpretations thereof) and increased costs, reductions of revenue, and potential fines, penalties or disgorgement to which we may be subject as a result thereof; risks, burdens, and costs, including fines, penalties, or disgorgement, associated with our business being subjected to regulatory inquiries, investigations, or initiatives, including those of the Financial Industry Regulatory Authority, Inc. and the Securities and Exchange Commission (“SEC”); risks associated with legal proceedings, including litigation and regulatory proceedings; our ability to close, finance, and realize all of the anticipated benefits of acquisitions, as well as our ability to integrate the operations of recently acquired businesses, and the potential impact of such acquisitions on our existing indebtedness and leverage; our ability to retain employees and acquired client assets following acquisitions; any compromise of confidentiality, availability or integrity of information, including cyberattacks; our ability to manage leadership and employee transitions, including costs and time burdens on management and our board of directors related thereto; political and economic conditions and events that directly or indirectly impact the wealth management and tax preparation software industries; our ability to respond to rapid technological changes, including our ability to successfully release new products and services or improve upon existing products and services; our expectations concerning the revenues we generate from fees associated with the financial products that we distribute; risks related to goodwill and acquired intangible asset impairment; our ability to develop, establish, and maintain strong brands; risks associated with the use and implementation of information technology and the effect of security breaches, computer viruses, and computer hacking attacks; our ability to comply with laws and regulations regarding privacy and protection of user data; our ability to maintain our relationships with third-party partners, providers, suppliers, vendors, distributors, contractors, financial institutions, industry associations, and licensing partners, and our expectations regarding and reliance on the products, tools, platforms, systems, and services provided by these third parties; our beliefs and expectations regarding the seasonality of our business; our assessments and estimates that determine our effective tax rate; our ability to protect our intellectual property and the impact of any claim that we infringed on the intellectual property rights of others; and the effects on our business of actions of activist stockholders. A more detailed description of these and certain other factors that could affect actual results is included in the Company’s most recent Annual Report on Form 10-K and most recent Quarterly Report on Form 10-Q filed with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date hereof, except as may be required by law.

BLUCORA, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited) (In thousands, except per share amounts)

	Three Months Ended March 31,
	2022	2021
Revenue:
Wealth Management	$166,403	$154,491
Tax Software	141,150	123,892
Total revenue	307,553	278,383
Operating expenses:
Cost of revenue:
Wealth Management	119,874	108,623
Tax Software	9,426	5,578
Total cost of revenue	129,300	114,201
Engineering and technology	8,504	7,128
Sales and marketing	84,403	77,562
General and administrative	29,075	24,685
Acquisition and integration	1,666	8,103
Depreciation	2,931	2,300
Amortization of acquired intangible assets	6,631	7,175
Total operating expenses	262,510	241,154
Operating income	45,043	37,229
Interest expense and other, net (1)	(7,841)	(7,883)
Income before income taxes	37,202	29,346
Income tax expense	(2,582)	(1,700)
Net income	$34,620	$27,646

Net income per share:
Basic	$0.71	$0.57
Diluted	$0.70	$0.56
Weighted average shares outstanding:
Basic	48,513	48,261
Diluted	49,747	49,097
_________________________
(1)Interest expense and other, net consisted of the following (in thousands):

	Three Months Ended March 31,
	2022	2021
Interest expense	$7,130	$7,183
Amortization of debt issuance costs	389	363
Amortization of debt discount	292	277
Total interest expense	7,811	7,823
Interest income and other	30	60
Interest expense and other, net	$7,841	$7,883

BLUCORA, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except per share amounts)

	March 31, 2022	December 31, 2021
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$144,222	$134,824
Accounts receivable, net	26,618	21,906
Commissions and advisory fees receivable	22,890	25,073
Prepaid expenses and other current assets	21,695	18,476
Total current assets	215,425	200,279
Long-term assets:
Property, equipment, and software, net	73,687	73,638
Right-of-use assets, net	20,113	20,466
Goodwill, net	454,821	454,821
Acquired intangible assets, net	296,894	302,289
Other long-term assets	23,019	20,450
Total long-term assets	868,534	871,664
Total assets	$1,083,959	$1,071,943
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$23,879	$8,216
Commissions and advisory fees payable	15,387	17,940
Accrued expenses and other current liabilities	61,255	65,678
Current deferred revenue	8,459	13,180
Current lease liabilities	4,945	4,896
Current portion of long-term debt	1,812	1,812
Total current liabilities	115,737	111,722
Long-term liabilities:
Long-term debt, net	553,297	553,134
Long-term lease liabilities	32,504	33,267
Deferred tax liabilities, net	19,480	20,124
Long-term deferred revenue	5,090	5,322
Other long-term liabilities	8,978	6,752
Total long-term liabilities	619,349	618,599
Total liabilities	735,086	730,321

Stockholders’ equity:
Common stock, par value $0.0001 per share—900,000 authorized shares; 50,384 shares issued and 47,433 shares outstanding at March 31, 2022; 50,137 shares issued and 48,831 shares outstanding at December 31, 2021	5	5
Additional paid-in capital	1,622,973	1,619,805
Accumulated deficit	(1,215,169)	(1,249,789)
Treasury stock, at cost—2,951 shares at March 31, 2022 and 1,306 shares at December 31, 2021	(58,936)	(28,399)
Total stockholders’ equity	348,873	341,622
Total liabilities and stockholders’ equity	$1,083,959	$1,071,943

BLUCORA, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited) (In thousands)

	Three Months Ended March 31,
	2022	2021
Operating activities:
Net income	$34,620	$27,646
Adjustments to reconcile net income to net cash from operating activities:
Depreciation and amortization of acquired intangible assets	11,305	10,418
Stock-based compensation	6,225	5,610
Change in the fair value of acquisition-related contingent consideration	1,700	6,300
Reduction of right-of-use lease assets	353	569
Deferred income taxes	(644)	(269)
Amortization of debt discount and issuance costs	681	640
Accretion of lease liabilities	514	514
Other non-cash items	1,101	(78)
Changes in operating assets and liabilities, net of acquisitions and disposals:
Accounts receivable, net	(4,647)	(11,541)
Commissions and advisory fees receivable	2,183	111
Prepaid expenses and other current assets	(2,741)	(1,163)
Other long-term assets	(3,363)	(828)
Accounts payable	15,663	12,729
Commissions and advisory fees payable	(2,553)	(259)
Lease liabilities	(1,229)	(172)
Deferred revenue	(4,953)	(7,250)
Accrued expenses and other current and long-term liabilities	(6,872)	10,745
Net cash provided by operating activities	47,343	53,722
Investing activities:
Purchases of property, equipment, and software	(4,731)	(8,598)
Asset acquisitions	(751)	(587)
Net cash used by investing activities	(5,482)	(9,185)
Financing activities:
Payments on credit facilities	(453)	(453)
Stock repurchases	(30,537)	—
Proceeds from stock option exercises	96	63
Tax payments from shares withheld for equity awards	(1,569)	(865)
Net cash used by financing activities	(32,463)	(1,255)
Net increase in cash, cash equivalents, and restricted cash	9,398	43,282
Cash, cash equivalents, and restricted cash, beginning of period	134,824	150,762
Cash, cash equivalents, and restricted cash, end of period	$144,222	$194,044

Supplemental cash flow information:
Cash paid for income taxes	$850	$—
Cash paid for interest	$7,107	$7,123

BLUCORA, INC.
Segment Information and Revenue
(Unaudited) (In thousands)
Information on reportable segments currently presented to our Chief Executive Officer (our chief operating decision maker) and a reconciliation to consolidated net income are presented below:

	Three Months Ended March 31,
	2022	2021
Revenue:
Wealth Management	$166,403	$154,491
Tax Software	141,150	123,892
Total revenue	307,553	278,383
Operating income (loss):
Wealth Management	16,421	19,396
Tax Software	58,030	50,888
Corporate-level activity	(29,408)	(33,055)
Total operating income	45,043	37,229
Interest expense and other, net	(7,841)	(7,883)
Income before income taxes	37,202	29,346
Income tax expense	(2,582)	(1,700)
Net income	$34,620	$27,646
Revenues by major category within each segment are presented below:

	Three Months Ended March 31,
	2022	2021
Wealth Management:
Advisory	$107,169	$91,119
Commission	47,655	52,534
Asset-based	5,663	5,329
Transaction and fee	5,916	5,509
Total Wealth Management revenue	$166,403	$154,491
Tax Software:
Consumer	$125,261	$110,567
Professional	15,889	13,325
Total Tax Software revenue	$141,150	$123,892
Corporate-level activity included the following:

	Three Months Ended March 31,
	2022	2021
Unallocated corporate-level general and administrative expenses	$7,292	$5,694
Stock-based compensation	6,225	5,610
Acquisition and integration	1,666	8,103
Depreciation	4,674	3,243
Amortization of acquired intangible assets	6,631	7,175
Contested proxy and other legal and consulting costs	2,920	3,230
Total corporate-level activity	$29,408	$33,055

BLUCORA, INC.
Reconciliations of Non-GAAP Financial Measures to the Nearest Comparable GAAP Measures (1)
(Unaudited) (In thousands, except per share amounts)
Adjusted EBITDA Reconciliation (1)

	Three Months Ended March 31,
	2022	2021
Net income (2)	$34,620	$27,646
Stock-based compensation	6,225	5,610
Depreciation and amortization of acquired intangible assets	11,305	10,418
Interest expense and other, net	7,841	7,883
Acquisition and integration—Excluding change in the fair value of HKFS Contingent Consideration	(34)	1,803
Acquisition and integration—Change in the fair value of HKFS Contingent Consideration	1,700	6,300
Contested proxy and other legal and consulting costs	2,920	3,230
Income tax expense	2,582	1,700
Adjusted EBITDA (1)	$67,159	$64,590

Non-GAAP Net Income and Non-GAAP Net Income Per Share Reconciliation (1)

	Three Months Ended March 31,
	2022	2021
Net income (2)	$34,620	$27,646
Stock-based compensation	6,225	5,610
Amortization of acquired intangible assets	6,631	7,175
Acquisition and integration—Excluding change in the fair value of HKFS Contingent Consideration	(34)	1,803
Acquisition and integration—Change in the fair value of HKFS Contingent Consideration	1,700	6,300
Contested proxy and other legal and consulting costs	2,920	3,230
Cash tax impact of adjustments to GAAP net income	(959)	(543)
Non-cash income tax (benefit) expense	1,506	(269)
Non-GAAP Net Income (1)	$52,609	$50,952
Per diluted share:
Net income (2)(4)	$0.70	$0.56
Stock-based compensation	0.13	0.11
Amortization of acquired intangible assets	0.13	0.15
Acquisition and integration—Excluding change in the fair value of HKFS Contingent Consideration	—	0.04
Acquisition and integration—Change in the fair value of HKFS Contingent Consideration	0.03	0.13
Contested proxy and other legal and consulting costs	0.06	0.07
Cash tax impact of adjustments to GAAP net income	(0.02)	(0.01)
Non-cash income tax (benefit) expense	0.03	(0.01)
Non-GAAP Net Income per share — Diluted (1)	$1.06	$1.04
Diluted weighted average shares outstanding	49,747	49,097

BLUCORA, INC.
Reconciliations of Non-GAAP Financial Measures to the Nearest Comparable GAAP Measures (1)
(Unaudited) (In thousands, except per share amounts)

Adjusted EBITDA Reconciliation for Forward-Looking Guidance (1)

	Ranges for the year ending
	December 31, 2022
	Low	High
Net income	$22,500	$43,500
Stock-based compensation	25,500	24,500
Depreciation and amortization of acquired intangible assets	52,500	50,500
Interest expense and other, net	33,000	33,000
Acquisition, integration, and contested proxy and other legal and consulting costs (3)	8,000	8,000
Income tax expense	2,000	2,500
Adjusted EBITDA (1)	$143,500	$162,000

Non-GAAP Net Income and Non-GAAP Net Income Per Share Reconciliation
for Forward-Looking Guidance (1)

	Ranges for the year ending
	December 31, 2022
	Low	High
Net income	$22,500	$43,500
Stock-based compensation	25,500	24,500
Amortization of acquired intangible assets	27,000	26,000
Acquisition, integration, and contested proxy and other legal and consulting costs (3)	8,000	8,000
Cash tax impact of adjustments to net income	(1,000)	(1,000)
Non-cash income tax (benefit) expense	(1,000)	(1,000)
Non-GAAP Net Income (1)	$81,000	$100,000
Per diluted share:
Net income	$0.46	$0.89
Stock-based compensation	0.52	0.50
Amortization of acquired intangible assets	0.55	0.53
Acquisition, integration, and contested proxy and other legal and consulting costs (3)	0.16	0.16
Cash tax impact of adjustments to net income	(0.02)	(0.02)
Non-cash income tax (benefit) expense	(0.02)	(0.02)
Non-GAAP Net Income per share — Diluted (1)	$1.65	$2.04
Diluted weighted average shares outstanding	49,011	49,011

Notes to Reconciliations of Non-GAAP Financial Measures to the Nearest Comparable GAAP Measures
(1)We define Adjusted EBITDA as net income (loss), determined in accordance with GAAP, excluding the effects of stock-based compensation, depreciation and amortization of acquired intangible assets, interest expense and other, net, acquisition and integration costs, contested proxy and other legal and consulting costs, and income tax expense. Interest expense and other, net primarily consists of interest expense, net. Acquisition and integration costs primarily relate to the acquisitions of Avantax Planning Partners and 1st Global.
We believe that Adjusted EBITDA provides meaningful supplemental information regarding our performance. We use this non-GAAP financial measure for internal management and compensation purposes, when publicly providing guidance on possible future results, and as a means to evaluate period-to-period comparisons. We believe that Adjusted EBITDA is a common measure used by investors and analysts to evaluate our performance, that it provides a more complete understanding of the results of operations and trends affecting our business when viewed together with GAAP results, and that management and investors benefit from referring to this non-GAAP financial measure. Items excluded from Adjusted EBITDA are significant and necessary components to the operations of our business and, therefore, Adjusted EBITDA should be considered as a supplement to, and not as a substitute for or superior to, GAAP net income (loss). Other companies may calculate Adjusted EBITDA differently and, therefore, our Adjusted EBITDA may not be comparable to similarly titled measures of other companies.
We define Non-GAAP Net Income (Loss) as net income (loss), determined in accordance with GAAP, excluding the effects of stock-based compensation, amortization of acquired intangible assets, acquisition and integration costs, contested proxy and other legal and consulting costs, the related cash tax impact of those adjustments, and non-cash income tax (benefit) expense. We exclude the non-cash portion of income taxes because of our ability to offset a substantial portion of our cash tax liabilities by using deferred tax assets, which primarily consist of U.S. federal net operating losses. The majority of these net operating losses will expire, if not utilized, between 2022 and 2024.
We believe that Non-GAAP Net Income (Loss) and Non-GAAP Net Income (Loss) per share provide meaningful supplemental information to management, investors, and analysts regarding our performance and the valuation of our business by excluding items in the statement of operations that we do not consider part of our ongoing operations or that have not been, or are not expected to be, settled in cash. Additionally, we believe that Non-GAAP Net Income (Loss) and Non-GAAP Net Income (Loss) per share are common measures used by investors and analysts to evaluate our performance and the valuation of our business. Non-GAAP Net Income (Loss) and Non-GAAP Net Income (Loss) per share should be evaluated in light of our financial results prepared in accordance with GAAP and should be considered as a supplement to, and not as a substitute for or superior to, GAAP net income (loss) and GAAP net income (loss) per share. Other companies may calculate Non-GAAP Net Income (Loss) and Non-GAAP Net Income (Loss) per share differently, and, therefore, these measures may not be comparable to similarly titled measures of other companies.
(2)As presented in the condensed consolidated statements of operations (unaudited).
(3)The breakout of components cannot be determined on a forward-looking basis without unreasonable efforts.
(4)Any difference in the “per diluted share” amounts between this table and the condensed consolidated statements of operations is due to using different diluted weighted average shares outstanding in the event that there is GAAP net loss but Non-GAAP Net Income and vice versa.